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                                                                    EXHIBIT 24.1



                               POWER OF ATTORNEY
                               -----------------


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of TELXON CORPORATION, a Delaware corporation ("Registrant"), hereby constitutes and appoints Robert F. Meyerson and Dan R. Wipff, his attorneys-in-fact and agents, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to prepare or cause to be prepared and to sign a Registration Statement on Form S-8 under the provisions of the Securities Act of 1933, with respect to shares of Registrant's Common Stock, par value $.01 per share, issued or to be issued to grantees of awards heretofore or hereafter made under the Registrant's 1992 Restricted Stock Plan and the resale thereof by the grantees of awards made under said Plan, and any and all amendments to such Registration Statement and to file the same, including all exhibits thereto and other documents required in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might and could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents and either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
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    IN WITNESS WHEREOF, each of the undersigned has executed this instrument as of the 2nd day of March, 1994.

        NAME                 TITLE
        ----                 -----


 /s/ J. Robert Anderson                      Director
- --------------------------------------
J. Robert Anderson


 /s/ Robert A. Goodman                       Director
- --------------------------------------
Robert A. Goodman


 /s/ Robert F. Meyerson                      Chief Executive Officer (principal
- --------------------------------------       executive offer), Chairman of the
Robert F. Meyerson                           Board and Director


 /s/ Raj Reddy                               Director
- --------------------------------------
Raj Reddy


 /s/ Norton W. Rose                          Director
- --------------------------------------
Norton W. Rose


 /s/ Walter J. Salmon                        Director
- --------------------------------------
Walter J. Salmon


 /s/ Dan R. Wipff                            President, Chief Operating Officer,
- --------------------------------------       Chief Financial Officer (principal
Dan R. Wipff                                 accounting and financial officer)
                                             and Director